                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential for Use of the Commission Only (as permitted by
     Rule 14a-6[e][2])
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             BERKSHIRE HATHAWAY INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

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       2) Aggregate number of securities to which transaction applies:

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       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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       4) Proposed maximum aggregate value of transaction:

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       5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

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       2) Form, Schedule or Registration Statement No.:

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       3) Filing Party:

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       4) Date Filed:

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

                             BERKSHIRE HATHAWAY INC.
                                1440 KIEWIT PLAZA
                              OMAHA, NEBRASKA 68131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 2001

TO THE SHAREHOLDERS:

       Notice is hereby given that the Annual Meeting of the Shareholders of Berkshire Hathaway Inc. will be held at the Omaha Civic Auditorium, 1804 Capitol Avenue, Omaha, Nebraska, on April 28, 2001 at 9:30 a.m. for the following purposes:

       1.     To elect directors.

       2. To act on a shareholder proposal, if properly presented at the meeting.

       3. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

       The Board of Directors has fixed the close of business on March 2, 2001 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Corporation at 1440 Kiewit Plaza, Omaha, Nebraska during the ten days prior to the meeting.

       You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Corporation and will be voted as indicated in the accompanying proxy statement and proxy. A return envelope is provided which requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed.

                                            By order of the Board of Directors

                                            FORREST N. KRUTTER,  Secretary

Omaha, Nebraska
March 19, 2001



       A SHAREHOLDER MAY REQUEST MEETING CREDENTIALS FOR ADMISSION TO THE MEETING FOR HIMSELF OR HERSELF AND FAMILY MEMBERS BY COMPLETING AND PROMPTLY RETURNING TO THE COMPANY THE MEETING CREDENTIAL ORDER FORM ACCOMPANYING THIS NOTICE. OTHERWISE, MEETING CREDENTIALS MAY BE OBTAINED AT THE MEETING BY PERSONS IDENTIFYING THEMSELVES AS SHAREHOLDERS AS OF THE RECORD DATE. FOR A RECORD OWNER, POSSESSION OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. FOR A BENEFICIAL-BUT-NOT-OF-RECORD OWNER, A COPY OF A BROKER'S STATEMENT SHOWING SHARES HELD FOR HIS OR HER BENEFIT ON MARCH 2, 2001 WILL BE ADEQUATE IDENTIFICATION.

                             BERKSHIRE HATHAWAY INC.
                                1440 KIEWIT PLAZA
                              OMAHA, NEBRASKA 68131

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 2001

      This statement is furnished in connection with the solicitation by the Board of Directors of Berkshire Hathaway Inc. (hereinafter "Berkshire" or the "Corporation") of proxies in the accompanying form for the Annual Meeting of the Shareholders to be held on Saturday, April 28, 2001 at 9:30 a.m. and at any adjournment thereof.

      This proxy statement and the enclosed form of proxy were first sent to shareholders on or about March 19, 2001.

      If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

      Solicitation of proxies will be made solely by mail at the Corporation's expense. The Corporation will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

      As of the close of business on March 2, 2001, the record date for the Annual Meeting, the Corporation had outstanding and entitled to vote 1,343,041 shares of Class A Common Stock (hereinafter called "Class A Stock") and 5,505,791 shares (including 4,415 shares held by Fleet National Bank as Agent for holders of unexchanged shares of FlightSafety International, Inc., International Dairy Queen, Inc. and General Re Corporation) of Class B Common Stock (hereinafter called "Class B Stock"). Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to one-two-hundredth (1/200) of one vote per share on all matters submitted to a vote of shareholders of the Corporation. The Class A Stock and Class B Stock vote together as a single class. Only shareholders of record at the close of business on March 2, 2001 are entitled to vote at the Annual Meeting or at any adjournment thereof.

      The presence at the meeting, in person or by proxy, of the holders of Class A Stock and Class B Stock holding in the aggregate a majority of the voting power of the Corporation's stock entitled to vote shall constitute a quorum for the transaction of business. A plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question other than election of directors shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other question and accordingly will have no effect.

      Shareholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

1.    ELECTION OF DIRECTORS

      At the 2001 Annual Meeting of Shareholders, a Board of Directors consisting of seven members will be elected, each director to hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

      Each of the current directors of the Corporation is a nominee for reelection. Certain information with respect to nominees for election as directors is contained in the following table:

WARREN E. BUFFETT, age 70, has been a director of the Corporation since 1965 and has been its Chairman and Chief Executive Officer since 1970. Mr. Buffett is a controlling person of the Corporation. He is also a director of The Coca-Cola Company, The Gillette Company and The Washington Post Company.

HOWARD G. BUFFETT, age 46, has been a director of the Corporation since 1993.
      For more than the past five years, Mr. Buffett has been the Chairman of the Board of Directors of The GSI Group, a company primarily engaged in the manufacture of agricultural equipment. He is also a director of Coca-Cola Enterprises Inc. and Lindsay Manufacturing Co.

SUSAN T. BUFFETT, age 68, has been a director of the Corporation since 1991.
      Mrs. Buffett has not been employed in the past five years.

MALCOLM G. CHACE, age 66, has been a director of the Corporation since 1992. In
      1996 Mr. Chace was named Chairman of the Board of Directors of BankRI, a community bank located in the State of Rhode Island. Prior to 1996 Mr. Chace had been a private investor.

CHARLES T. MUNGER, age 77, has been a director and Vice Chairman of the Corporation's Board of Directors since 1978. He is Chairman of the Board of Directors and Chief Executive Officer of Wesco Financial Corporation, approximately 80%-owned by the Corporation. Mr. Munger is also Chairman of the Board of Directors of Daily Journal Corporation and a director of Costco Wholesale Corporation.

RONALD L. OLSON, age 59, was elected a director in 1997. For more than the past five years, he has been a partner in the law firm of Munger, Tolles & Olson LLP. He is also a director of Edison International, Western Asset Trust, Inc. and Pacific American Income Shares Inc.

WALTER SCOTT, JR., age 69, has been a director of the Corporation since 1988.
      For more than the past five years, he has been Chairman of the Board of Directors of Level 3 Communications, Inc., a successor to certain businesses of Peter Kiewit Sons' Inc. which is engaged in telecommunications and computer outsourcing. He is also a director of Burlington Resources Inc., Commonwealth Telephone Enterprises, Inc., ConAgra, Inc., Peter Kiewit Sons' Inc., RCN Corporation and Valmont Industries Inc.

      Warren E. Buffett and Susan T. Buffett are husband and wife. Howard G. Buffett is the son of Warren and Susan Buffett. Ronald L. Olson is a partner of the law firm of Munger, Tolles & Olson LLP. Munger, Tolles & Olson LLP rendered legal services to the Corporation and its subsidiaries in 2000 and is expected to render services in 2001.

      On March 14, 2000, Berkshire, David L. Sokol and Walter Scott, Jr., who is a current director and a nominee for director, acquired MidAmerican Energy Holdings Company. Berkshire invested approximately $1.24 billion and acquired about a 9.7% voting interest and a 76% economic interest in MidAmerican on a fully-diluted basis. Mr. Scott, who invested approximately $280 million in cash and shares of MidAmerican common stock in the transaction, controls approximately 86% of the voting interest in MidAmerican and serves as a member of its board of directors.

      When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the seven nominees identified above. The Corporation expects each nominee to be able to serve if elected, but if any nominee notifies the Corporation before this meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

       BOARD OF DIRECTORS MEETINGS, COMMITTEES AND DIRECTORS COMPENSATION

      Board of Directors' actions were taken in 2000 at the Annual Meeting of Directors that followed the 2000 Annual Meeting of Shareholders, at two special meetings and upon four occasions by Directors' unanimous written consent. Except for Mr. Olson not attending the special meetings of directors, each director attended all meetings of the Board and of the Committees of the Board on which they served.

      Prior to April 29, 2000, the Audit Committee consisted of Mr. Scott. On April 29, 2000, Messrs. Chace and Olson were appointed to the Audit Committee with Mr. Scott continuing as a member and being named the Chairman of the Audit Committee. All members of the Audit Committee meet the independence standards of the rules promulgated by the Securities and Exchange Commission and New York Stock Exchange. The Audit Committee meets periodically with the Corporation's independent public accountants, Director of Internal Audit and members of management and reviews the Corporation's accounting policies and internal controls. It also reviews the scope and adequacy of the independent accountants' examination of the Corporation's annual financial statements. In addition, the Audit Committee recommends the firm of independent public accountants to be retained by the Corporation. The Audit Committee held two formal meetings during 2000. The Board of Directors adopted an Audit Committee Charter on April 29, 2000, a copy of which is attached to this Proxy Statement as Exhibit A. The Corporation does not have standing nominating or compensation committees of the Board of Directors.

      Directors who are employees of the Corporation or its subsidiaries do not receive fees for attendance at directors' meetings. Directors who are not employees receive a fee of $900 for each meeting attended in person and $300 for participating in any meeting conducted by telephone. A director who serves as a member of the Audit Committee receives additional fees of $1,000 quarterly. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of directors or shareholders.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors of the Corporation has reviewed and discussed the consolidated financial statements of the Corporation and its subsidiaries to be set forth in the Corporation's 2000 Annual Report to Shareholders and at Item 8 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, with management of the Corporation and Deloitte & Touche LLP, independent public accountants for the Corporation.

      The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, which includes, among other items, matters relating to the conduct of an audit of the Corporation's financial statements.

      The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Deloitte & Touche LLP their independence from the Corporation.

      Based on the review and discussions with management of the Corporation and Deloitte & Touche LLP referred to above, the Audit Committee has recommended to the Board of Directors that the Corporation publish the consolidated financial statements of the Corporation and subsidiaries for the year ended December 31, 2000 in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 and in the Corporation's 2000 Annual Report to Shareholders.

      It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Corporation's independent public accountants. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Corporation's independent auditors with respect to such financial statements.

      Submitted by the members of the Audit Committee of the Board of Directors.

                                            Walter Scott, Jr., Chairman
                                            Malcolm G. Chace
                                            Ronald L. Olson

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Deloitte & Touche LLP served as the Corporation's principal independent public accountants for 2000. Representatives from that firm will be present at the meeting of shareholders, will be given the opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions. The Corporation has not selected auditors for the current year, since its normal practice is for the Audit Committee of the Board of Directors to make such selection later in the year.

      Aggregate fees billed to the Corporation for the year-ending December 31, 2000 by Deloitte & Touche LLP were as follows:

      Audit Fees                                             $2,770,000(a)
      Financial Information Systems
         Design and Implementation Fees                              --
      All Other Fees                                         $1,119,000(b)(c)

(a) Includes fees for the audit of the Corporation's consolidated financial statements, interim reviews of the Corporation's consolidated quarterly financial statements, statutory audit fees related to many of the Corporation's insurance subsidiaries as well as certain of its foreign subsidiaries and fees for stand alone audits of certain U.S. subsidiaries required for regulatory purposes.

(b) Includes fees for tax consulting, audit related services and non-audit services.

(c) The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Deloitte & Touche LLP.

                             EXECUTIVE COMPENSATION

      The following table discloses the compensation received for the three years ended December 31, 2000 by the Corporation's Chief Executive Officer and its other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION                 ALL
NAME AND                                                  ------------------------             OTHER
   PRINCIPAL POSITION                    YEAR             SALARY             BONUS          COMPENSATION
   ------------------                    ----             ------             -----          ------------
Warren E. Buffett                        2000            $100,000              --            $255,600(2)
   Chief Executive Officer/              1999             100,000              --             237,750(2)
     Chairman of the Board               1998             100,000              --             176,600(2)

Marc D. Hamburg                          2000             362,500              --              30,500(3)
   Vice President/Chief                  1999             331,250              --              10,000(3)
     Financial Officer                   1998             306,250              --              10,000(3)

Charles T. Munger(1)                     2000             100,000              --                  --
   Vice Chairman of the Board            1999             100,000              --                  --
                                         1998             100,000              --                  --

----------

(1)   Mr. Munger is compensated by a Berkshire subsidiary.

(2) Represents the value of directors' fees received by Mr. Buffett in cash or deferred phantom equity interests from certain non-subsidiary companies in which Berkshire has significant investments.

(3) Represents contribution to a subsidiary's defined contribution plan in which Mr. Hamburg participates and, in 2000, directors' fees received by Mr. Hamburg from a Berkshire subsidiary.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

      Berkshire's program regarding compensation of its executive officers is different from most public corporations' programs. Mr. Warren E. Buffett recommends to the Board of Directors the amount of his proposed remuneration and he sets the remuneration of Berkshire's other executive officers (including both salary and bonus). Mr. Buffett has been paid an annual salary of $100,000 for each of the last 20 years. Factors considered by the Board of Directors and Mr. Buffett are typically subjective, such as their perception of the individual's performance and any planned change in functional responsibility. Neither the profitability of the Corporation nor the market value of its stock are considered in setting executive officer remuneration (including both salary and bonus). Further, it is the Corporation's policy that all compensation paid to its executive officers be deductible under Internal Revenue Code Section 162(m).


                     Submitted by the Berkshire Hathaway Inc. Board of Directors

                             Warren E. Buffett, Chairman           Charles T. Munger
                             Susan T. Buffett                      Ronald L. Olson
                             Howard G. Buffett                     Walter Scott, Jr.
                             Malcolm G. Chace


                             STOCK PERFORMANCE GRAPH

      The following chart compares the subsequent value of $100 invested in Berkshire Hathaway Inc. common stock on December 31, 1995 with a similar investment in the Standard and Poor's 500 Stock Index and in the Standard and Poor's Property - Casualty Insurance Index.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN*

                                                    1995        1996        1997        1998        1999        2000
                                                    ----        ----        ----        ----        ----        ----
Berkshire Hathaway Inc.                             $100        $105        $142        $216        $173        $219
S&P 500 Property-Casualty Insurance Index **         100         122         177         164         123         191
S&P 500 Index                                        100         123         164         211         255         232


* Cumulative return for the Standard and Poor's indices based on reinvestment of dividends.

** It would be difficult to develop a peer group of companies similar to Berkshire. The Corporation owns subsidiaries engaged in a number of diverse business activities of which the most important is the property and casualty insurance business and, accordingly, management has used the Standard and Poor's Property - Casualty Insurance Index for comparative purposes.


                               BOARD OF DIRECTORS

                      INTERLOCKS AND INSIDER PARTICIPATION

      Warren E. Buffett, Chairman of Berkshire's Board of Directors, is an employee of the Corporation. Charles T. Munger, Vice Chairman of Berkshire's Board of Directors, is employed by a Berkshire subsidiary.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Warren E. Buffett, whose address is 1440 Kiewit Plaza, Omaha, NE 68131, a nominee for director, is the only person known to the Corporation to be the beneficial owner of more than 5% of the Corporation's Class A or Class B Stock. Beneficial ownership of the Corporation's Class A and Class B Stock on February 28, 2001 by Mr. Buffett and by any other executive officers and directors of the Corporation who own shares is shown in the following table:

                                                                                                  Percentage       Percentage
                                                                                   Percentage    of Aggregate      of Aggregate
                                                                                of Outstanding    Voting Power       Economic
                                                                  Shares           Stock of       of Class A         Interest
                                               Title of Class   Beneficially      Respective          and           of Class A
Name                                              of Stock        Owned(1)         Class(1)       Class B(1)       and Class B(1)
----                                              --------       ---------         ---------      -----------      --------------
Warren E. Buffett                                 Class A        477,166(2)           35.5
                                                  Class B             --                 *           34.8(3)           31.2

Susan T. Buffett                                  Class A         34,477(2)            2.6
                                                  Class B             17(2)              *            2.5(3)            2.3

Howard G. Buffett                                 Class A             14                 *
                                                  Class B             37                 *              *                 *

Malcolm G. Chace                                  Class A          1,285(4)            0.1
                                                  Class B             83(4)              *            0.1               0.1

Charles T. Munger                                 Class A         17,611               1.3
                                                  Class B             --                 *            1.3               1.2

Ronald L. Olson                                   Class A             90                 *
                                                  Class B            300                 *              *                 *

Walter Scott, Jr.                                 Class A            100(5)              *
                                                  Class B             --                 *              *                 *

Directors and executive officers as a group       Class A        530,743              39.5
                                                  Class B            437                 *           38.7              34.8

----------
*     less than 0.1%.

(1) Beneficial owners exercise both sole voting and sole investment power unless otherwise stated. Each share of Class A Stock is convertible into thirty shares of Class B Stock at the option of the shareholder. As a result, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, a shareholder is deemed to have beneficial ownership of the shares of Class B Stock which such shareholder may acquire upon conversion of the Class A Stock. In order to avoid overstatement, the amount of Class B Stock beneficially owned does not take into account such shares of Class B Stock which may be acquired upon conversion (an amount which is equal to 30 times the number of shares of Class A Stock held by a shareholder). The percentage of outstanding Class B Stock is based on the total number of shares of Class B Stock outstanding as of March 2, 2001 (5,505,791 shares) and does not take into account shares of Class B Stock which may be issued upon conversion of Class A Stock.

(2) Includes 474,998 shares owned directly and beneficially by Warren E. Buffett, and 2,168 shares owned by three trusts of which Mr. Buffett is sole trustee but with respect to which Mr. Buffett disclaims any beneficial economic interest. Mr. Buffett shares investment and voting power with respect to 34,477 Class A shares and 17 Class B shares owned by Susan T. Buffett.

(3) Mr. and Mrs. Buffett have entered into a voting agreement with Berkshire providing that, should the combined voting power of shares held by Mr. and Mrs. Buffett and the trusts exceed 49.9% of Berkshire's total voting power, they will vote those shares in excess of that percentage proportionately with votes of the other Berkshire shareholders.

(4) Includes 246 Class A shares and 55 Class B shares for which Mr. Chace has sole investment and voting power. Also includes 1,039 Class A shares and 28 Class B shares held by various trusts and partnerships of which Mr. Chace is a trustee or a limited partner. Excluded are 757 Class A shares in which Mr. Chace has a pecuniary interest but with respect to which he possesses neither investment power nor voting power, and also does not include 54 Class A shares owned by Elizabeth Z. Chace, wife of Mr. Chace.

(5) Does not include 10 Class A shares owned by Suzanne M. Scott, wife of Walter Scott, Jr.

               SECTION 16(a) BENEFICIAL OWNER REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during 2000 all filing requirements applicable to its officers, directors, and greater than ten-percent shareholders were complied with.

2.    SHAREHOLDER PROPOSAL

      Bartlett Naylor, who resides at 1255 N. Buchanan, Arlington, VA 22205 and owns 100 shares of Class B Common Stock, has given notice that he intends to present for action at the annual meeting the following proposal.

      Resolved: The shareholders urge our board of directors to take the necessary steps to nominate at least two candidates for each open board position, and that the names, biographical sketches, SEC-required declarations and photographs of such candidates shall appear in the Corporation's proxy materials (or other required disclosures) to the same extent that such information is required by law and is our Corporation's current practice with the single candidates it now proposes for each position.

      Supporting statement: Although our Corporation's board appreciates the importance of qualified people overseeing management, we believe that the process for electing directors can be improved.

      Our Corporation currently nominates for election only one candidate for each board seat, thus leaving shareholders no practical choice in most director elections. Shareholders who oppose a candidate have no easy way to do so unless they are willing to undertake the considerable expense of running an independent candidate for the board. The only other way to register dissent about a given candidate is to withhold support for that nominee, but that process rarely affects the outcome of director elections. The current system thus provides no readily effective way for shareholders to oppose a candidate that has failed to attend board meetings; or serves on so many boards as to be unable to supervise our Corporation management diligently; or who serves as a consultant to the Corporation that could compromise independence; or poses other problems. As a result, while directors legally serve as the shareholder agent in overseeing management, the election of directors at the annual meeting is largely perfunctory. Even directors of near bankrupt companies enjoy re-election with 90%+ pluralities. The "real" selection comes through the nominating committee, a process too often influenced, if not controlled, by the very management the board is expected to scrutinize critically.

      Our Corporation should offer a rational choice when shareholders elect directors. Such a process could abate the problem of a chair "choosing" his own board, that is, selecting those directors he expects will reflexively support his initiatives, and shedding those who may sometimes dissent. Such a process could create healthy and more rigorous shareholder evaluation about which specific nominees are best qualified.

      Would such a process lead to board discontinuity? Perhaps, but only with shareholder approval. Presumably an incumbent would be defeated only because shareholders considered the alternative a superior choice. Would such a procedure discourage some candidates? Surely our board should not be made of those intolerant of competition. Would such a procedure be "awkward" for management when it recruits candidates? Hopefully so. (Management could print a nominee's name advanced by an independent shareholder to limit such embarrassment.) The point is to remove the "final" decision on who serves as a board director from the hands of management, and place it firmly in those of shareholders.

      "We urge you to vote FOR this proposal."

THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING
REASON:

      Berkshire's corporate governance policies were set forth on pages 17 -- 18 of the Chairman's Letter to Shareholders from our 1993 annual report, which can be viewed at our website (berkshirehathaway.com). Mr. Naylor's statements appear to be directed toward the first category of companies we discussed, whereas Berkshire's ownership situation puts us in the second category.

      Because of the high level of stock ownership by management, an alternative slate of directors would have no chance of election. It would waste time and money to go through the procedure Mr. Naylor proposes. At Berkshire the rational way for shareholders to express their disapproval of directors is simply to vote against them. We encourage those who are dissatisfied to take this action and we will regularly report -- as we have in the past -- the negative votes for each director. We suggest you vote AGAINST this proposal.

3.    OTHER MATTERS

      As of the date of this statement your management knows of no business to be presented to the meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last shareholders' meeting, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any shareholder proposal about which the Corporation did not receive timely notice.

                                  ANNUAL REPORT

      The Annual Report to the Shareholders for 2000 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

      A COPY OF THE 2000 FORM 10-K REPORT AS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, WILL BE MAILED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: FORREST N. KRUTTER, SECRETARY, BERKSHIRE HATHAWAY INC., 1440 KIEWIT PLAZA, OMAHA, NEBRASKA 68131. SUCH REQUEST MUST SET FORTH A GOOD-FAITH REPRESENTATION THAT THE REQUESTING PARTY WAS EITHER A HOLDER OF RECORD OR A BENEFICIAL OWNER OF CLASS A OR CLASS B STOCK OF THE CORPORATION ON MARCH 2, 2001. EXHIBITS TO THE FORM 10-K WILL BE MAILED UPON SIMILAR REQUEST AND PAYMENT OF SPECIFIED FEES. THE 2000 FORM 10-K IS ALSO AVAILABLE THROUGH THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE (SEC.GOV).

                            PROPOSALS OF SHAREHOLDERS

      Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2002 Annual Meeting must be received by the Corporation by November 19, 2001. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail -- return receipt requested. Shareholders who intend to present a proposal at the 2002 Annual Meeting without including such proposal in the Corporation's proxy statement must provide the Corporation notice of such proposal no later than February 2, 2002. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.



                                            By order of the Board of Directors

Omaha, Nebraska                             FORREST N. KRUTTER, Secretary
March 19, 2001

                                                                       EXHIBIT A

                             AUDIT COMMITTEE CHARTER
PURPOSE

The Audit Committee ("Committee") is appointed by the Board of Directors ("Board") to assist the Board in fulfilling its oversight responsibilities by performing the following:

      - Monitor the integrity of the financial reporting process and systems of internal controls.

      - Monitor the independence and performance of the internal and external auditors.

      - Provide an avenue of communication between the Board, management, internal auditors and external auditors.

      -     Monitor compliance with legal and regulatory requirements.

The Committee has the power to conduct or authorize investigations deemed necessary to fulfill its responsibilities. The Committee shall have unrestricted access to members of management and the independent auditors and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation, at the Company's expense.

ORGANIZATION AND MEETINGS

The Board shall appoint the members of the Committee. The Committee shall consist of at least three members. Each member of the Committee will meet the independence requirements of the New York Stock Exchange. All members will be financially literate, and at least one member will have accounting or related financial management expertise.

The Board shall appoint one of the members of the Committee as Chairperson of the Committee. It is the responsibility of the Chairperson to schedule all meetings of the Committee and provide the Committee with a written agenda for all meetings. The Committee shall meet at least two times per year, or more frequently as circumstances require.

RESPONSIBILITIES AND DUTIES

The Committee shall:

      - Annually, review and assess the adequacy of the Committee's written charter.

      - Review the Company's annual audited financial statements with management and independent auditors prior to filing or distribution.

      - Discuss any significant issues that may be required in accordance with Statement on Auditing Standards No. 61 ("SAS 61") relating to the conduct of the audit.

      - Review the Company's quarterly financial statements prior to the release of quarterly earnings and/or the filing and distribution of the quarterly financial statements.

      - Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee.

      - Approve the appointment of the independent auditors or approve any discharge of auditors.

      - Review periodic reports from the independent auditors regarding relationships and services which may affect objectivity and independence.

      - Review fees and other significant compensation to be paid to the independent auditors.

      - Review the scope and approach of the annual audit plan with independent auditors.

      - Prior to management's release of year-end earnings, review with management and the independent auditors the results of the annual audit.

      - Review the internal audit process for establishing the annual internal audit plan and the focus on risk.

                                                                       EXHIBIT A

                             AUDIT COMMITTEE CHARTER


      - Approve the appointment and replacement of the senior internal audit executive.

      - Review significant reports prepared by the internal audit department together with management's response.

      - Prepare a report as required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement stating that the Committee has:

            - Reviewed and discussed the audited financial statements with management.

            - Discussed with the independent auditors any matters required by SAS 61.

            - Received disclosures from the auditors regarding their independence.

            - Recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

      - Perform any other duties consistent with this Charter, the Company's by-laws, and governing law, as the Committee or Board deems necessary.

      - Maintain minutes of meetings and periodically report to the Board on significant results of activities.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                             BERKSHIRE HATHAWAY INC.
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P           The undersigned hereby appoints Marc D. Hamburg and Walter Scott,
R     Jr., or either of them, as proxies, with power of substitution to each
O     proxy and substitute, to vote the Class A Common Stock (CLA) and Class B
X     Common Stock (CLB) of the undersigned at the 2001 Annual Meeting of
Y Shareholders of Berkshire Hathaway Inc. and at any adjournment thereof, as indicated on the reverse hereof on the proposal for Election of Directors, the Shareholder Proposal and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.

    IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ELECTING ALL NOMINEES AND AGAINST THE
                              SHAREHOLDER PROPOSAL.

                  PLEASE SIGN ON REVERSE SIDE AND MAIL PROMPTLY
                            IN THE ENCLOSED ENVELOPE

SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                  SIDE


THE BOARD RECOMMENDS A VOTE FOR ITEM 1 AND AGAINST ITEM 2.


[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

1. Election of Directors

NOMINEES:  Warren E. Buffett, Charles T.          MARK HERE
Munger, Susan T. Buffett, Howard G. Buffett,      FOR ADDRESS      [ ]
Malcolm G. Chace, Ronald L. Olson                 CHANGE AND
and Walter Scott, Jr.                             NOTE AT LEFT

[ ]  FOR         [ ]  WITHHELD                    PLEASE SIGN EXACTLY AS YOUR
     ALL              FROM ALL                    NAME APPEARS. IF ACTING AS
     NOMINEES         NOMINEES                    ATTORNEY, EXECUTOR, TRUSTEE
                                                  OR IN REPRESENTATIVE
                                                  CAPACITY, SIGN NAME AND
                                                  TITLE.


[ ]                                 SIGNATURE:                         DATE
                                              ------------------------     -----
----------------------------------  SIGNATURE:                         DATE
FOR, EXCEPT VOTE WITHHELD FROM THE            ------------------------     -----
ABOVE NOMINEE(S).


2. Shareholder Proposal:
To approve the stockholder
proposal with respect to election
of directors.

[ ] FOR  [ ] AGAINST  [ ] ABSTAIN